Exhibit 1.1

                         Shares

Voyager Pharmaceutical Corporation

Common Stock

FORM OF UNDERWRITING AGREEMENT

                        , 2005

W.R. Hambrecht + Co., LLC

    as Representative of the several

    Underwriters named in Schedule I hereto

c/o W.R. Hambrecht + Co., LLC

539 Bryant Street, Suite 100

San Francisco, CA 94107

Ladies and Gentlemen:

Voyager Pharmaceutical Corporation, a Delaware corporation (the “Company”) proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom you are acting as Representative (the “Representative”), an aggregate of                          shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional                          shares (the “Option Shares”) of Common Stock from the Company for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are collectively called the “Shares.”

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a Registration Statement (as hereinafter defined) on Form S-1 (No. 333-128193), including a preliminary prospectus relating to the Shares, and amendments thereof. Copies of such Registration Statement (including all amendments thereof to the date of this Agreement) and of each Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term “Preliminary Prospectus” means each preliminary prospectus included in such Registration Statement prior to the Effective Date or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits and financial statements), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules and in the event of any amendment thereto after the Effective Date, shall also mean (from and after effectiveness of such amendment) such Registration Statement as so amended. If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall instead mean the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules.

The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representative deems advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed the Preliminary Prospectus dated November 10, 2005 and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

1. Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $         per share (the “Initial Price”), the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to be Purchased” on Schedule I to this Agreement, subject to adjustment in accordance with Section 8 hereof.

(b) The Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the second business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or electronic mail notice, by the Representative to the Company no later than 12:00 noon, New York City time, on the second business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date of such purchase.

(c) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of W.R. Hambrecht + Co., LLC, 539 Bryant Street, Suite 100, San Francisco, CA, 94107 at 7:00 a.m., San Francisco time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment are called the “Firm Shares Closing Date”). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each date of delivery as specified in the notice from the Representative to the Company (such time and date of delivery and payment are called the “Option Shares Closing Date”). The Firm Shares Closing Date and any Option Shares Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(d) Payment for the Shares shall be made to the Company by wire transfer of immediately available funds or by one or more certified or official bank check or checks in same day funds drawn to the order of the Company against delivery of the respective certificates to the Representative for the respective accounts of the Underwriters for the Shares to be purchased by them.

(e) Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representative shall request, with such request being made at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 1(b), and shall be delivered by or on behalf of the Company to the Representative through the facilities of the Depository Trust Company (“DTC”) for the account of such Underwriter. The Company will cause the certificates representing the Shares to be made available for checking and packaging, at such place as is designated by the Representative, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of each Option Shares Closing Date (if any), as follows:

(a) On the Effective Date, the Registration Statement and the Prospectus complied, and on each Closing Date the Prospectus will comply, in all material respects, with the requirements of the Securities Act and the Rules. On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus did not and, on each Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering contemplated hereby was identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be “materially different,” as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representative on behalf of the several Underwriters for use in the Registration Statement or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representative on behalf of the several Underwriters for use in the Registration Statement or the Prospectus is (i) the information contained under the caption “Underwriting” in the Prospectus, (ii) the information related to the OpenIPO method of distribution contained on the cover of the Prospectus and (iii) the information related to the OpenIPO service mark contained under the caption “Notice to Investors” in the Prospectus.

(b) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the Company’s knowledge, are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

(c) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly the financial position of the Company at the dates indicated and the statement of operations, changes in stockholders’ equity and cash flows of the Company for the periods specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved (provided that non-year-end financial statements are subject to normal recurring year-end audit adjustments and do not contain all footnotes required by United States generally accepted accounting principles). The summary and selected financial data included in the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the financial statements set forth in the Prospectus.

(d) PricewaterhouseCoopers LLP, whose reports are filed with the Commission as a part of the Registration Statement, is and, during the periods covered by their reports, was an independent public accountant as required by the Securities Act and the Rules and is registered with the Public Company Accounting Oversight Board. The

Company has no reason to believe that such accountants, in their performance of work for the Company, are in violation of the auditor independence requirement of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(e) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, having corporate power and authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus; and (ii) is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, financial condition, results of operations or business affairs or business prospects of the Company as contemplated by the Registration Statement (a “Material Adverse Effect”). The Company has no subsidiaries and does not own any capital stock or other equity securities in any other entity, except for instruments or interests held by the Company solely for investment. To the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company does not own any real property or have any material assets outside the United States of America.

(f) The Company has the corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign blue sky laws or the National Association of Securities Dealers, Inc. (the “NASD”), no other Permits are required on the part of the Company to enter into, deliver and perform this Agreement and to issue and sell the Shares in accordance herewith.

(g) (i) The Company owns or possesses legally enforceable rights to use all patents, patent rights or applications, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, trade secrets, know-how and other similar rights and proprietary knowledge necessary for the conduct of its business (collectively, “Company Intellectual Property”), including the Company Intellectual Property reasonably necessary to develop, manufacture, market and sell the leuprolide product in the manner described in the Registration Statement or the Prospectus.

(ii) Other than as set forth or contemplated in the Registration Statement or the Prospectus or as would not have a Material Adverse Effect, the conduct of the current business of the Company in the manner described in the Prospectus does not infringe, interfere or conflict with any valid claim in an issued patent or other intellectual property right of any third party, and the Company has not received any notice of, and is not aware of, any infringement of or conflict with asserted rights of others with respect to any Company Intellectual Property.

(iii) Other than as set forth or contemplated in the Registration Statement or the Prospectus, no third party, including any academic or governmental organization, possesses or could obtain rights to the patents, patent applications or patent rights of the Company, which, if exercised, would allow such third party to develop products directly competitive with those of the Company except as would not, individually or in the aggregate, have a Material Adverse Effect.

(iv) All information material to patentability has been disclosed, or will be disclosed in a timely manner to the U.S. Patent and Trademark Office or similar foreign authority during the prosecution of the Company’s patents and patent applications and no misrepresentation was made to, or material fact withheld from, the U.S. Patent and Trademark Office or similar foreign authority during such prosecution.

(v) Other than as set forth or contemplated in the Registration Statement or the Prospectus, the Company’s patent is valid and enforceable and is entitled to a statutory presumption of validity and of ownership by the assignee; there are no asserted or, to the Company’s knowledge, unasserted claims of any persons relating to the scope or ownership of the Company’s patent; and, to the Company’s knowledge, there are no liens which have been filed against the Company’s patent.

(h) The Company has good and marketable title in fee simple to all real property, and good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except as set forth or contemplated in the Registration Statement or the Prospectus such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. All property held under lease by the Company is held by it under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any Material Adverse Effect; (ii) the Company has not sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would reasonably be expected to have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Registration Statement and the

Prospectus, the Company has not (A) issued any securities other than pursuant to the Company’s equity benefit plans, or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(i) There is no document, contract or other agreement required by the Securities Act to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described in all material respects or filed therein as required. Each contract, document or other agreement described in the Registration Statement and Prospectus or filed as an exhibit to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws), provided that the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, filed as Exhibit 3.3 and Exhibit 3.4 to the Registration Statement, respectively, will not become effective until the Firm Shares Closing Date. The Company is not and, to the Company’s knowledge, no other party is in default in the observance or performance of any term or obligation to be performed by it under any such contract, document or other agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company of any other agreement or instrument to which the Company is a party or, to the Company’s knowledge, by which the Company or its properties or business may be bound or affected which default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(j) The statistical and market related data included in the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has received any consents required from such sources in connection with the inclusion of their data in the Registration Statement.

(k) The Company is not in violation of any term or provision of its charter or bylaws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(l) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby

(including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, law, rule or regulation applicable to the Company or violate any provision of the charter or bylaws of the Company, except for (i) such rights that have been waived or complied with and (ii) such consents or waivers which have already been obtained and are in full force and effect.

(m) The Company has the duly authorized and validly issued outstanding capitalization as of                     , 2005 as set forth under the caption “Capitalization” in the Prospectus and will have the adjusted capitalization as of                     , 2005 (giving effect to the closing of the offering contemplated by this Agreement) set forth therein on each Closing Date, based on the assumptions set forth therein. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Company were issued in transactions that were exempt from the registration requirements of the Securities Act, without violation of preemptive rights, rights of first refusal or similar rights. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any such rights pursuant to its charter or bylaws or any agreement or instrument to or by which the Company is a party or bound. The Shares, when issued and sold pursuant to this Agreement will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, or exercisable or exchangeable for, such stock. The securities of the Company conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

(n) No holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 180 days after the date of this Agreement. Each director and executive officer of the Company and each stockholder of the Company’s outstanding capital stock listed on Schedule II attached hereto has delivered to the Representative his, her or its enforceable written lock-up agreement.

(o) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly authorized, executed and delivered by the Company and constitutes and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law and the public policy underlying such law and except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(p) The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would reasonably be expected to have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would reasonably be expected to have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company for the foreseeable future.

(q) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the current or prior directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement and the Prospectus that is not so described.

(r) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

(s) The Company has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would reasonably be expected to have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company.

(t) The Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) National Market System and listed and duly admitted to trading on the Nasdaq National Market. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which registration statement complies in all material respects with the Exchange Act.

(u) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or quotation.

(v) The books, records and accounts of the Company accurately and fairly reflect, in all material respects and in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged or proposes to engage after giving effect to the transactions described in the Prospectus, all of which insurance is in full force and effect. The Company is in compliance with the terms of such policies and instruments in all material respects; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

(x) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the NASD or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or blue sky laws) has been obtained or made and is in full force and effect.

(y) Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, claim, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, that (i) questions the validity of the capital stock of the Company or this Agreement or any action taken or to be taken by the Company pursuant to or in connection with this Agreement; (ii) is required to be disclosed in the Registration Statement and the Prospectus and is not so disclosed (and such proceedings, if any, as are summarized in the Registration Statement and the Prospectus are accurately summarized in all material respects); or (iii) would reasonably be expected to have a Material Adverse Effect.

(z) To the Company’s knowledge, there are no affiliations with the NASD among the Company’s officers, directors or, to the best of the knowledge of the Company, any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representative.

(aa) (i) The Company is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its business; (ii) the Company has not received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) the Company has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval except for such failures to so receive or comply as would not reasonably be expected to result in a Material Adverse Effect; (iv) to the Company’s knowledge, no facts currently exist that will require the Company to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”) or otherwise designated as a contaminated site under applicable state or local law. The Company has not been named as a “potentially responsible party” under CERCLA.

(bb) The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(cc) At the time of the filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(dd) Neither (i) the Issuer-Represented General Free Writing Prospectus(es) and the Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Prospectus or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein. The only information furnished in writing by the Representative on behalf of the several Underwriters for use in the Prospectus or any Issuer-Represented Free Writing Prospectus is (A) the information contained under the caption “Underwriting” in the Prospectus, (B) the information related to the OpenIPO method of distribution contained on the cover of the Prospectus and (C) the information related to the OpenIPO service mark contained under the caption “Notice to Investors” in the Prospectus. As used in this paragraph and elsewhere in this Agreement:

(1) “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(2) “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified on Schedule III to this Agreement.

(3) “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.

(ee) Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the date hereof and each Closing Date or until any earlier date that the Company notified the Representative as described in the next sentence, did not include any information that conflicted with the information contained in the Registration Statement. If at any time following the issuance of an Issuer-Represented Free Writing Prospectus through the date hereof there occurred an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified the Representative and has promptly amended or supplemented, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein. The only information furnished in writing by the Representative on behalf of the several Underwriters for use in the Prospectus or any Issuer-Represented Free Writing Prospectus is (i) the information contained under the caption “Underwriting” in the Prospectus, (ii) the information related to the OpenIPO method of distribution contained on the cover of the Prospectus and (iii) the information related to the OpenIPO service mark contained under the caption “Notice to Investors” in the Prospectus.

(ff) Other than the electronic road show of the Company in the form of the bona fide version made readily available electronically to an unrestricted audience in accordance with Rule 433(d)(8), with respect to which the Representative acknowledges it has provided prior consent, the Company has not made any offer relating to the Shares, without the prior consent of the Representative, that would constitute an “issuer free writing prospectus” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405, required to be filed with the Commission. The Company has complied with the requirements of Rule 433 applicable to any Issuer-Represented Free Writing Prospectus, including timely filing with the Commission where required, legending and recordkeeping. The Company has satisfied the conditions of Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(gg) The Company does not, directly or indirectly, have any outstanding personal loans or other credit extended to or for any director or executive officer of the Company.

(hh) To the Company’s knowledge, neither the Company nor any director, officer, agent or employee of the Company, has, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ii) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act, the money laundering statutes of all jurisdictions to which the Company is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(jj) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk) Except as described in the Prospectus or the Registration Statement, other than pursuant to the Company’s equity benefit plans, the Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(ll) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (within the meaning of Section 4043 of ERISA) has occurred with respect to any “Pension Plan” (as defined in Section 3(2) of ERISA) for which the Company could have any liability that would reasonably be expected to have a Material Adverse Effect.

(mm) The Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

(nn) Each of the Company, its directors and officers has not distributed and will not distribute prior to the later of (i) the Firm Shares Closing Date or any Option Shares Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

(oo) The preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Registration Statement or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with any protocols or amendments submitted to the appropriate regulatory authorities for each such test or trial, as the case may be, and with standard medical and scientific research procedures; the description of the results of such tests and trials, and the descriptions of meeting with the U.S. Food and Drug Administration (the “FDA”) on clinical protocols contained in the Registration Statement or the Prospectus are accurate and complete in all material respects and fairly present in all material respects the data derived from such tests and trials, and the Company has no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement or the Prospectus; except as set forth in the Prospectus, and except as would not reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, the Company has not received any notices or other correspondence from the FDA of the U.S. Department of Health and Human Services or any committee thereof or from any other United States or foreign drug or medical device regulatory governmental agency requiring the termination or suspension of any tests or clinical trials that are described or referred to in the Registration Statement or the Prospectus; and, to the Company’s knowledge, the Company has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the FDA and comparable foreign regulatory agencies outside of the United States, except as would not have a Material Adverse Effect.

(pp) Other than as set forth in the Registration Statement and the Prospectus, the Company has substantially complied in all material respects with all applicable Healthcare Regulations (as defined below), holds all permits, licenses and approvals under Healthcare Regulations material to the conduct of the business of the Company and is in substantial compliance in all material respects with all such permits, licenses and approvals, except where failure to comply or to so hold would not reasonably be expected to have a Material Adverse Effect; the Company has not been provided written notice of and does not have knowledge of any current liability arising from any material breach of or substantial noncompliance with any Healthcare Regulation, except for liability that would not reasonably be expected to have a Material Adverse Effect; the Company has not received any notice, demand, letter, claim or request for information alleging that the Company may be in violation of or subject to liability under any Healthcare Regulation, except for any violation or liability that would not reasonably be expected to have a Material Adverse Effect or except as set forth in the Prospectus. For the purposes of this section, “Healthcare Regulation” shall mean any law, statute, ordinance, rule, regulation, order, decree, or requirement of any court or governmental agency or body having jurisdiction over the Company or any of its properties relating to the healthcare industry, such as healthcare crimes, pre-clinical and clinical testing, manufacture, safety, efficacy, labeling, storage and record keeping, including, but not limited to: (i) the Federal Food, Drug, and Cosmetic Act; (ii) any applicable healthcare regulation; or (iii) applicable state privacy or confidentiality laws relating to the maintenance of patient healthcare information.

(qq) Except as disclosed in the Registration Statement and the Prospectus, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and no change in the Company’s internal control over financial reporting occurred during or since the Company’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

3. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares to be delivered on a Closing Date are subject to each of the following terms and conditions:

(a) Notification that the Registration Statement has become effective shall have been received by the Representative and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement.

(b) No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the reasonable satisfaction of the Representative. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Representative of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. If the Company has elected to rely upon Rule 434, a term sheet shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period.

(c) The Representative shall be satisfied that (i) the representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(d) shall be true and correct when made and on and as of such Closing Date as if made on such date; (ii) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Prospectus that has not been set forth in an effective supplement or amendment as required by the Securities Act or the Rules and (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change in the business, properties, financial condition or results of operations of the Company. The Company shall have performed all covenants and agreements, and satisfied all the other conditions, contained in this Agreement and required to be performed or satisfied by it at or before such Closing Date.

(d) The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein on or prior to such Closing Date; (iii) they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which as required by the Securities Act or the Rules should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus and was not so set forth; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

(e) The Representative shall have received a certificate on each Closing Date signed by the Secretary of the Company to the effect that, as of such Closing Date the Secretary certifies as to (i)(A) the accuracy and completeness of the Company’s charter and bylaws, (B) the resolutions of the Board of Directors and any committee thereof relating to the offering contemplated hereby and the execution and delivery of this Agreement, (C) the form of stock certificate representing the Shares, and (D) copies of all communications with the Commission; (ii) the incumbency and signature of persons signing this Agreement, the Registration Statement and other related documents; (iii) the approval of the Shares for listing on the Nasdaq National Market, subject only to official notice of issuance; and (iv) such other matters as Underwriters’ counsel may reasonably request.

(f) The Representative shall have been furnished evidence in the usual written or electronic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to the Representative, of the good standing and qualifications of the Company.

(g) The Representative shall have received, at the time this Agreement is executed and on each Closing Date a signed letter from PricewaterhouseCoopers LLP addressed to the Representative and dated, respectively, the date of this Agreement and such Closing Date, in form and substance reasonably satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h) The Representative shall have received on each Closing Date from Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, (i) an opinion, addressed to the Representative and dated such Closing Date, in the form attached hereto as Schedule IV, and (ii) an opinion, addressed to the Representative and dated such Closing Date, with respect to intellectual property matters.

(i) The legality and sufficiency of the sale of the Shares hereunder and the validity and form of the certificates representing the Shares, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements and financial information contained therein) shall have been approved at or prior to the Closing Date by Morgan, Lewis & Bockius LLP, counsel for the Underwriters. The Representative shall have received on each Closing Date from Morgan, Lewis & Bockius LLP an opinion, addressed to the Representative and dated such Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Underwriters reasonably may request and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

(j) The Representative shall have received copies of the lock-up agreements executed by the directors, executive officers and holders of the Company’s outstanding capital stock, as contemplated by Section 2(n) of this Agreement.

(k) The Shares shall have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

(l) The Company shall have furnished or caused to be furnished to the Representative such further certificates or documents as the Representative shall have reasonably requested.

4. Covenants of the Company.

(a) The Company covenants and agrees with each of the Underwriters as follows:

(i) The Company will (A) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A; and (B) not file with the Commission any amendment to the Registration Statement or supplement to the Prospectus of which the Representative shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which the Representative shall not have given its consent or which is not in compliance with the Securities Act or the Rules, unless in the judgment of the Company and its counsel, and after notification to the Representative, such amendment is required by law.

(ii) The Company shall promptly advise the Representative in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the institution or threatening of any proceeding for that purpose known to the Company and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to paragraph (i) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv) The Company shall make generally available to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

(v) The Company shall furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request. If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vi) The Company shall cooperate with the Representative and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representative may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(vii) The Company, during the period when the Prospectus is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(viii) The Company will be in compliance in all material respects, upon the Firm Shares Closing Date, with all provisions of the Sarbanes-Oxley Act that are effective with respect to the Company as of such time and is actively taking steps to ensure that it will be in compliance with the other provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions with respect to the Company.

(ix) Without the prior written consent of the Representative, for a period of 180 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company’s existing stock option plans or bonus plan as described in the Registration Statement and the Prospectus. In the event that during this period, (A) any shares are issued pursuant to the Company’s existing stock option plans or bonus plan that are exercisable during such 180-day period or (B) any registration is effected on Form S-8 or on any successor form relating to shares that are exercisable during such 180-day period, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 180 days after the date of this Agreement, such person will not, without the prior written consent of the Representative, offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by such person. Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the 180-day lock-up period and ends on the last day of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the 180-day lock-up period, then the restrictions imposed in this Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, this paragraph will not apply if, within three (3) calendar days of the termination of the 180-day lock-up period, the Company delivers to the Representative a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are, as of the date of delivery of such certificate, “actively traded securities,” as defined in Regulation M, 17 CFR 242.101(c)(1). Such notice shall be delivered in accordance with this Agreement.

(x) On or before completion of the offering contemplated hereby, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

(xi) Prior to the Firm Shares Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition (financial or otherwise) or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Representative unless, in the judgment of the Company and its counsel, and after written notification to the Representative, such press release or communication is required by law. After the Firm Shares Closing Date and prior to any Option Shares Closing Date, the

Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition (financial or otherwise) or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without giving prior written notice to the Representative.

(xii) The Company will apply the net proceeds from the offering of the Shares in the manner set forth under “Use of Proceeds” in the Prospectus.

(xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

(xiv) The Company will not take, directly or indirectly, and will use its commercially reasonable efforts to cause its officers, directors or affiliates not to take, directly or indirectly, any action designed to, or that might in the future be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

(xv) Unless the Company obtains the prior consent of the Representative, it will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405, required to be filed with the Commission; provided, that the Representative acknowledges providing prior consent with respect to the electronic road show of the Company in the form of the bona fide version made readily available electronically to an unrestricted audience in accordance with Rule 433(d)(8).

(b) The Company agrees to pay, or reimburse if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including, without limitation, those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer-Represented Free Writing Prospectuses and all amendments and supplements to the Registration Statement and the Prospectus; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the various jurisdictions referred to in Section 4(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary blue sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section 4 to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) inclusion of the Shares for quotation on the Nasdaq National Market; (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters; (viii) the costs and charges of any transfer agent, registrar or depositary; (ix) the costs and expenses incurred by the Company relating to investor presentations on any “road show” undertaken with the Company’s prior approval in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers of the Company and any such consultants, and, with the prior approval of the Company, the cost of any aircraft chartered in connection with the road show; and (x) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States. In no event shall the Company be obligated to pay the fees and disbursement of counsel to the Underwriters set forth in items (iii), (v) and (x) above in excess of $30,000. Subject to the provisions of Section 7, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentences, including, without limitation, the fees and disbursements of counsel for the Underwriters.

5. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including, subject to Sections 5(c), 5(d) and 5(e) hereof, any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which such Underwriters, or any of such Underwriters, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any Issuer-Represented Free Writing Prospectus or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus or

any Issuer-Represented Free Writing Prospectus, in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of any Underwriter specifically for use therein. The Company hereby agrees to reimburse the Underwriters pursuant to this Section 5(a) on a monthly basis for all legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission described in this Section 5(a), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under Section 5 and the possibility that such payments might later be held to be improper, provided, however that to the extent that such payment is ultimately held to be improper, the Underwriters shall promptly refund it. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. The indemnity agreement of the Company contained in this Section 5(a) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

(b) Each Underwriter agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities, joint or several (including, subject to Sections 5(c), 5(d) and 5(e) hereof, any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which such party may become subject, under the Securities Act, the Exchange Act, or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any Issuer-Represented Free Writing Prospectus or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer-Represented Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter. The only information furnished in writing by the Representative on behalf of the several Underwriters for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer-Represented Free Writing Prospectus is (A) the information contained under the caption “Underwriting” in the Prospectus, (B) the information related to the OpenIPO method of distribution contained on the cover of the Prospectus and (C) the information related to the OpenIPO service mark contained under the caption “Notice to Investors”. The indemnity agreement of each Underwriter contained in this Section 5(b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

(c) Any party that proposes to assert the right to be indemnified under this Section 5 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section 5. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the entire defense thereof, with counsel chosen by such indemnifying party or parties and reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the entire defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii)

the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of one counsel shall be at the expense of the indemnifying parties.

(d) An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

(e) No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

6. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6, no Underwriter (except as may be provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter’s obligations to contribute pursuant to this Section 6 are several in proportion to their respective underwriting commitments and not joint.

7. Termination.

(a) This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representative by notifying the Company at any time at or before a Closing Date in the absolute discretion of the Representative if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the reasonable judgment of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the reasonable judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; (iv) a banking moratorium has been declared by either Federal or New York state authorities; or (v) in the reasonable judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, a Material Adverse Effect.

(b) If this Agreement is terminated pursuant to any of its provisions, the Company shall not have any liability to any Underwriter, and no Underwriter shall have any liability to the Company; provided, however, that in the event of any such termination, the Company agrees to indemnify and hold harmless the Underwriters from all expenses incident to the performance of the obligations of the Company under Section 4(b); and, provided further, if this Agreement is terminated by the Representative or the Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company shall reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder. Notwithstanding anything in this Section 7(b) to the contrary, no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement shall be relieved of liability to the Company or the other Underwriters for damages occasioned by its refusal.

8. Substitution of Underwriters. If any Underwriter shall default in its obligation to purchase on any Closing Date the Shares agreed to be purchased hereunder on such Closing Date, the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Shares on the terms contained herein. If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Shares on such terms. If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of Shares which remains unpurchased on such Closing Date does not exceed 10% of the aggregate number of all the Shares that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representative or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the Firm Shares Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company, and without liability on the part of the Company, except as provided in Sections 4(b), 5, 6 and 7. The provisions of this Section 8 shall not in any way affect the liability of any defaulting Underwriter to the Company or the non-defaulting Underwriters arising out of such default. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

9. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Shares. In addition, the provisions of Sections 4(b), 5, 6 and 7 shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Underwriters, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

The parties acknowledge that they are sophisticated in business and financial matters and that each of them is solely responsible for making its own independent investigation and analysis of the transactions contemplated by this Agreement. They further acknowledge that the Representative has not been engaged by the Company to provide, and has not provided, financial advisory services in connection with the terms of the offering and sale of the Shares, nor has the Representative had at any time, in connection with the transactions contemplated hereby, a fiduciary relationship, express or implied, with the Company, irrespective of whether the Representative has advised or is advising the Company on other matters. The parties agree that the price of the securities set forth in this Agreement was established following discussions and arms-length negotiations between them. The Company recognizes that the Representative and its affiliates are engaged in a broad range of transactions and provide a variety of financial services which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests, transactions or services to the Company.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representative, c/o W.R. Hambrecht + Co., LLC, 539 Bryant Street, San Francisco, CA 94107, Attention: Harrison Clay, Esq., or electronically to hclay@wrhambrecht.com, with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, Attention: David W. Pollak, Esq. or electronically to dpollak@morganlewis.com; and (b) if to the Company, to Voyager Pharmaceutical Corporation, 8540 Colonnade Center Drive, Raleigh,

North Carolina 27615, Attention: President and Chief Executive Officer, with a copy to Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attention: David E. Redlick, Esq., or electronically to david.redlick@wilmerhale.com.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof. The Company and the Underwriters agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of either party with respect to any matter whatsoever relating to or arising out of this Agreement or the purchase of the Shares hereunder. The Company also hereby submits to the jurisdiction of the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, and each of the parties hereto submits to the jurisdiction of such courts in any proceeding arising out of or relating to this agreement, and agrees not to commence any suit, action or proceeding relating thereto except in such courts, and waives, to the fullest extent permitted by law, the right to move to dismiss or transfer any action brought in such court on the basis of any objection to personal jurisdiction, venue or inconvenient forum.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature page follows.]

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours, VOYAGER PHARMACEUTICAL CORPORATION

By:
Name: Title:

Confirmed on behalf of itself and

as Representative of the several

Underwriters named in Schedule I

annexed hereto:

W.R. HAMBRECHT + CO., LLC

By:
Name: Title:

SCHEDULE I

Name	Number of Firm Shares to Be Purchased
W.R. Hambrecht + Co., LLC

Total

SCHEDULE II

Stockholders with Signed Lock-up Agreements

SCHEDULE III

Issuer-Represented General Free Writing Prospectuses

None.

SCHEDULE IV

Form of Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

(1)

The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business and to own, lease and operate its properties, as such business and properties are described in the Prospectus.

(2)	The Company is duly qualified and is in good standing as a foreign corporation authorized to do business in the State of North Carolina.

(3)	All the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(4)

The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights under the Delaware General Corporation Law statute or the Certificate of Incorporation or, to our knowledge, similar contractual rights granted by the Company.

(5)	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(6)

The Registration Statement has become effective under the Securities Act, and, to our knowledge, (A) no stop order suspending its effectiveness has been issued and (B) no proceedings for that purpose are pending before or threatened by the Commission.

(7)

Except as may be required under the Securities Act and the rules and regulations of the Commission thereunder and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States federal or Massachusetts state governmental authority or agency is necessary for the issuance, sale and delivery of the Shares by the Company to the Underwriters pursuant to the Underwriting Agreement.

(8)

The execution and delivery of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated thereby will not (A) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Certificate of Incorporation or By-laws or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company is a party and that is filed as an exhibit to the Registration Statement or (B) violate or conflict with any United States federal or Massachusetts state law, rule or regulation that in our experience is normally applicable in transactions of the type contemplated by the Underwriting Agreement, the Delaware General Corporation

Law statute, or any judgment, order or decree specifically naming the Company of which we are aware.

(9)

The statements in the Prospectus under the captions “Risk Factors—Risks Related to our Intellectual Property,” “Business—Patents and Proprietary Rights,” “Business—Regulatory and Legal Matters,” “Business—Legal Proceedings,” “Description of Capital Stock” and “Shares Eligible for Future Sale,” and in Item 14 of Part II of the Registration Statement, insofar as such statements constitute matters of law or legal conclusions or summarize the terms of agreements, are correct in all material respects.

(10)

The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(11)

To our knowledge, except as described in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except for any such rights as have been waived.